Exhibit 10.12

THE SECURITIES EVIDENCED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED DIRECTLY OR INDIRECTLY TO OR FOR THE ACCOUNT OR BENEFIT OF DIRECTLY OR INDIRECTLY ANY PERSON OR ENTITY EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (3) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS. IN ADDITION, ANY PURPORTED TRANSFER WILL BE SUBJECT TO THE TERMS OF THIS NOTE AND PRIOR RECEIPT BY THE COMPANY OF DOCUMENTATION SATISFACTORY TO IT. BY ITS ACQUISITION OF THIS NOTE OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL, AND ANY SUBSEQUENT HOLDER IS REQUIRED TO, ABIDE BY THE TERMS OF THIS NOTE AND NOTIFY ANY TRANSFEREE OF THE TRANSFER RESTRICTIONS SET FORTH HEREIN.

No. 1	Principal Amount $4,000,000

Original Issuance Date: June 16, 2025

Dated as of July 2, 2025

PARATAXIS HOLDINGS LLC

AMENDED AND RESTATED NOTE

This amended and restated promissory note (this “Note”) amends and restates the Promissory Note, dated as of June 16, 2025 (the “Original Note”) from Parataxis Holdings LLC, a Delaware limited liability company (“Company”) in the principal amount of Four Million ($4,000,000) Dollars, payable to the order of Parataxis Korea Fund I LLC, or its permitted transferees (as applicable, the “Fund”). The terms, conditions and provisions of the Original Note are hereby amended and restated in their entirety effective as of the date hereof so that henceforth the terms, conditions and provisions of the Original Note shall read and be as set forth in this Note and Company agrees to comply with and be subject to all of the terms, covenants and conditions of this Note effective as of the date hereof. Company hereby acknowledges and agrees that this Note evidences the outstanding principal balance evidenced by the Original Note, as amended and restated pursuant to the immediately preceding sentence. Neither this Note nor anything contained herein shall be construed as a substitution or novation of the Original Note or the outstanding principal balance evidenced therein, which shall remain in full force and effect as hereby amended and restated. Company promises to pay to the Holder (as defined below) the principal amount of Four Million ($4,000,000) Dollars in lawful money of the United States of America, on the terms and conditions described below.

For Value Received, the Company promises to pay to Parataxis Multi-Strategy Fund LP, or its permitted transferees (as applicable, the “Holder”), the principal sum of Four Million ($4,000,000) Dollars (or so much thereof as shall not have been prepaid) in accordance with the terms of this note (this “Note”) and the Note Purchase Agreement (as defined below) on the earlier of (a) December 16, 2026 and (b) the date that the Company consummates the deSPAC (as defined in the Note Purchase Agreement) (such earlier date, the “Maturity Date”). This Note is one of a series of notes (herein, with this Note, collectively, the “Notes”) issued pursuant to the Note Purchase Agreement, dated June 16, 2025 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the Holder, and this Note is entitled to the benefits of the Note Purchase Agreement.

Each Holder will be deemed, by its acceptance of this Note, to (i) have agreed to the terms and conditions of the Note Purchase Agreement and (ii) have made the representations and warranties set forth in Section 4 of the Note Purchase Agreement. The Company, by its issuance of this Note, will be deemed to (x) have agreed to the terms and conditions of the Note Purchase Agreement for the benefit of each Holder; and (y) have made the representations and warranties set forth in Section 3 of the Note Purchase Agreement for the benefit of each Holder. In the event that the Note Purchase Agreement or any of the Company’s charter documents contain any provisions that conflict with the terms of this Note, the terms of this Note shall prevail and shall be deemed, conclusively, to have amended such conflicting provisions.

1.            Interest; Payment. The Company shall pay interest to the Holder on the then outstanding principal amount of this Note at the rate of 15% per annum, which shall accrue over a period of 18 months from the Original Issuance Date, and will be payable to the Holder upon the Maturity Date. Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issuance Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, and other amounts which may become due hereunder, has been made. All payments to be made to the Holder shall be made in the lawful money of the United States of America in immediately available funds. Payments hereunder shall be delivered to the Holder at such address as set forth in the Note Purchase Agreement. After this Note has been paid in full in accordance with the terms hereof, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

2.            Terms of this Note; Prepayment. This Note, so long as it remains outstanding, constitutes the senior unsecured and unsubordinated obligation of the Company with no scheduled amortization. The Company shall have the right to prepay the then outstanding principal amount of this Note plus accrued but unpaid interest at any time prior to the Maturity Date without penalty.

3.            Liquidation. In the event of any bankruptcy, insolvency or winding up of the Company, the outstanding principal amount of this Note, plus any accrued but unpaid interest, shall become immediately due and payable in cash.

4.            Transfer Restrictions. In addition to the restrictions on transfer set forth on the face of this Note, this Note cannot be transferred without the prior written consent of the Company. Any purported transfer or assignment of this Note or any portion thereof in violation of these restrictions shall be null and void ab initio.

5.            Covenants; Information Rights. For the avoidance of doubt, this Note does not contain any covenants or other restrictions that restrict the operations or conduct of the Company in any respect, except that the Company shall provide to the holder of this Note (i) after the end of each fiscal year of the Company, the consolidated financial statements of the Company for such year prepared in accordance with U.S. generally accepted accounting principles, as in effect from time to time (“GAAP”), together with a report thereon by the Company’s independent auditors, and (ii) after the end of each of the first three fiscal quarters in each fiscal year of the Company, the condensed consolidated financial statements of the Company for such quarter prepared in accordance with GAAP, in each case promptly after such time that the Company provides such financial statements to its senior secured lenders.

6.            Defaults and Remedies. Except as set forth under this Note, the holder of this Note shall have no right to demand repayment of this Note in connection with a default or event of default under this Note.

7.            No Recourse Against Others. No director, officer, employee, manager, member or equityholder (in its capacity as such) of the Company or of any of the Company’s subsidiaries or affiliates shall have any liability for the performance of any obligations of the Company under this Note or for any claim based on, in respect of, or by reason of such obligations or their creation. The Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of this Note.

8.            Governing Law; JURY TRIAL WAIVER; Jurisdiction and Venue. This Note shall be governed by, and construed in accordance with, the laws of the State of New York. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH HOLDER HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON OR IN CONNECTION WITH THIS NOTE OR THE SUBJECT MATTER THEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. Any issue, claim, demand, action or cause of action arising in whole or in part under, related to, based on or in connection with this Note or the subject matter thereof, whether now existing or hereafter arising and whether sounding in tort or contract or otherwise shall be brought exclusively in the federal or state courts in the Borough of Manhattan, New York, New York.

9.            Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder (each, a “Notice”) shall be in writing and addressed to the parties at the addresses set forth below (or to such other address that may be designated by the receiving party from time to time, provided that any designation of a new or different address shall only take effect two (2) business days after receipt of such designation). All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees prepaid), facsimile or email (with confirmation of transmission) or certified or registered mail (in each case, return receipt requested, postage prepaid). A Notice shall only be effective (a) upon receipt by the receiving party, and (b) if the party giving the Notice has complied with the requirements of this Section 9.

If to the Company:

Parataxis Holdings LLC

Attention: Edward Chin, CEO

E-mail: ed@parataxis.com

with a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

Attention:         Meredith Laitner

E-mail:              mlaitner@egsllp.com

If to the holder of this Note: Edward Chin (ed@parataxis.io), Thejas Nalval (thejas@parataxis.io)) and Pearle Min (pearle@parataxis.io)

As set forth on the signature page to the Note Purchase Agreement.

10.          Amendments; Waivers. The provisions of this Note may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, upon the written consent of the Company and the Holder.

11.          Further Assurances. From time to time at the request of the Company or the Holder, and without any additional consideration from one to the other, the Company or the Holder, as applicable, agrees to furnish to the other such further information or assurances, execute and deliver such additional documents, instruments, certificates and conveyances, and take all such other actions and do such other things, as may be necessary or appropriate in the reasonable opinion of the Company or the Holder, as applicable, to carry out the provisions of this Note and the Note Purchase Agreement and to give effect to the transactions contemplated hereby and thereby.

Parataxis Holdings LLC

By:	/s/ Edward Chin
Name: Edward Chin
Title: Manager

Acknowledged and agreed:

Parataxis KOREA FUND I LLC

By:	/s/ Edward Chin
Name: Edward Chin
Title: Manager